Exhibit 99.1

AdTheorent Holding Company, Inc. Announces Expiration of “Go-Shop” Period Contained in Previously Announced Merger Agreement and Receipt of Acquisition Proposal

NEW YORK. May 6, 2024 (GLOBE NEWSWIRE) – AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”) (Nasdaq: ADTH), a machine learning pioneer delivering measurable value for programmatic advertisers, today announced the expiration of the 33-day “go-shop” period pursuant to the terms of the previously announced definitive merger agreement (the “Merger Agreement”) pursuant to which Cadent, LLC (“Cadent”), a leading provider of platform-based converged TV advertising solutions and a portfolio company of Novacap, one of North America’s established private equity firms, agreed to acquire all outstanding shares of AdTheorent common stock for $3.21 per share in cash, or approximately $324 million. The “go-shop” period expired at 11:59 p.m. Eastern Time on May 4, 2024.

During the go-shop period, AdTheorent received one acquisition proposal (the “Go-Shop Proposal”) from a third-party (the “Go-Shop Party”), pursuant to which the Go-Shop Party proposed to acquire all outstanding shares of AdTheorent common stock for $3.35 per share in cash. The Go-Shop Proposal is non-binding and subject to the completion of confirmatory due diligence, as well as the negotiation of a definitive merger agreement with the Go-Shop Party. On May 6, 2024, AdTheorent’s board of directors determined, in accordance with the Merger Agreement, that the Go-Shop Proposal would reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement), and provided Cadent with written notice of the Go-Shop Proposal. The Merger Agreement permits AdTheorent, following the delivery of such notice, to engage in further discussions and negotiations with the Go-Shop Party, and to continue to take any other actions that were permitted during the go-shop period, in response to the Go-Shop Proposal.

If and when AdTheorent notifies Cadent that the board of directors has determined that the Go-Shop Proposal constitutes a Superior Company Proposal, and that it intends to terminate the Merger Agreement in favor of the Go-Shop Proposal, Cadent will be entitled to certain “match rights” under the Merger Agreement prior to any such termination. There is no assurance that AdTheorent’s receipt of the Go-Shop Proposal will lead to a Superior Company Proposal or an alternative transaction with the Go-Shop Party in lieu of the existing transaction with Cadent.

At this time, the Company remains subject to the Merger Agreement, the provisions of which will remain in effect unless and until the Merger Agreement is terminated. The Board has not made an “Adverse Recommendation Change” (as defined in the Merger Agreement). The Company does not intend to disclose further developments with respect to this process unless and until it determines it is appropriate to do so, subject to the terms of the Merger Agreement.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent’s advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Focused on the predictive value of machine learning models, AdTheorent’s product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser’s real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named “Best Buy-Side Programmatic Platform” in the 2023 Digiday Technology Awards and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan’s “Digital Advertising Leadership Award.” In September 2023, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the tenth consecutive year. AdTheorent ranked tenth in the Large Employer Category and 26th Overall in 2023. For more information, visit adtheorent.com.

Additional Information and Where to Find It:

This release may be deemed to be solicitation material in respect of the transaction contemplated by the Merger Agreement (the “proposed merger”). In connection with the proposed merger, the Company filed its Preliminary Proxy Statement on April 30, 2024. This communication is not a substitute for the Preliminary Proxy Statement or any other document that AdTheorent may file with the SEC or send to its stockholders in connection with the proposed merger. If and when the Company files its proxy statement in definitive form (the “Definitive Proxy Statement”) with the SEC, the Company will mail the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to April Scee, Investor Relations at AdTheorentIR@icrinc.com or (646) 277-1219.

Participants in the Solicitation:

AdTheorent, Cadent, and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of AdTheorent in favor of the proposed merger. Additional information about AdTheorent’s directors and executive officers is set forth in AdTheorent’s Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on April 25, 2024 (the “Form 10-K/A”). To the extent holdings of AdTheorent’s securities by its directors or executive officers have changed since the amounts set forth in the Form 10-K/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of AdTheorent’s participants in the solicitation, which may, in some cases, be different than those of AdTheorent’s stockholders generally, will be set forth in the Definitive Proxy Statement relating to the proposed merger if and when it becomes available.

No Offer or Solicitation:

This release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward Looking Statements:

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Such statements may also include statements regarding the completion of the proposed merger and the expected timing of the completion of the proposed merger, the management of AdTheorent upon completion of the proposed merger and AdTheorent’s plans upon completion of the proposed merger. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than AdTheorent’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of AdTheorent’s control, that may cause AdTheorent’s business, strategy or actual results to differ materially from the forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of AdTheorent, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances that would require the Company to pay a termination fee; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from AdTheorent’s ongoing business operations due to the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; AdTheorent’s ability to retain and hire key personnel in light of the proposed merger; certain restrictions during the pendency of the proposed merger that may impact AdTheorent’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed merger on AdTheorent’s relationships with its customers, operating results and business generally; and the risk that the proposed merger will not be consummated in a timely manner, if at all. AdTheorent refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 31, 2023, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this report are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on AdTheorent or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this report. Forward-looking statements speak only as of the date they are made and AdTheorent does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Investor Contact:

David DeStefano, ICR

AdTheorentIR@icrinc.com

(203) 682-8383

Press Contact:

Melanie Berger, AdTheorent

melanie@adtheorent.com

(850) 567-0082